EXHIBIT 10.3

                                ESCROW AGREEMENT

     ESCROW AGREEMENT (the "Agreement") dated as of June 7, 1996 among GFL Performance Fund Ltd., GFL Advantage Fund Ltd., and GFL Portfolio B (collectively, the "Buyer'), SyQuest Technology, Inc., a Delaware corporation (the "Company"), and ODTAA, Inc., a Delaware corporation, as Escrow Agent (the "Escrow Agent").

                               W I T N E S S E T H

     WHEREAS, the Buyer and the Company have entered into a Securities Purchase Agreement dated as of May 31, 1996 (the "Purchase Agreement") pursuant to which the Company has agreed to sell, and the Buyer has agreed to purchase, 20,000 shares of the Company's 7% Cumulative Convertible Preferred Stock, Series 1, $1.00 par value per share (the "Preferred Shares"); and

     WHEREAS, the Buyer and the Company have agreed to place into escrow $15,000,000 of the purchase price for the Preferred Shares to be available for disbursements to the Company for its business operations and product development on and after the date hereof; and

     WHEREAS, it is a condition of the Company obligation to sell, and the Buyer's obligation to purchase, the Preferred Shares that this Escrow Agreement be executed and delivered; and

     WHEREAS, the Escrow Agent is willing to act hereunder on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth below, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                                 ESCROW ACCOUNT

     On the Closing Date under, and to the extent required by, the Purchase Agreement, the Buyer shall cause to be wire transferred to the Escrow Agent $15,000,000 (the "Escrow"), to be held by the Escrow Agent in a separate account interest bearing money market account established at First Union National Bank (the "Bank"), Reston, Virginia Account No. 4310244824 (the "Escrow Account") subject to the terms and provisions contained herein. Interest shall accrue on the Escrow Account at the highest rate paid by the Bank on accounts which permit multiple withdrawals from an account within any particular monthly period. The Escrow Agent shall provide the Company with all Bank statements, notices and other writings which it receives from the Bank in connection with the Escrow Account. The Escrow monies, together with all interest thereon, shall at all times remain (until disbursed in accordance with
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Article 2) the property of the Company, subject only to the restrictions as to the use of such monies expressly provided in this Escrow Agreement.

                                   ARTICLE 2.
                                  DISBURSEMENTS

     2.1. Disbursements. If at any time, or from time to time during the term of this Agreement, the Company shall deliver to the Escrow Agent a request in writing signed by the Company for a disbursement from the Escrow accompanied by a certification, in the form attached hereto as Exhibit A, executed by the Company's Chief Executive Officer or Chief Financial Officer stating that the monies to be disbursed shall be used by the Company solely for the Company's operating expenses (including payments for goods delivered, services rendered, and payroll) incurred after the date hereof, the Escrow Agent shall pay the monies in the Escrow as specified in such request within 48 hours of receipt of such request by the Escrow Agent by wire transfer as directed in such request.

     2.2. Controversies. If any controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom the Escrow Agent shall deliver the Escrow or any portion of any thereof or as to any other matter arising out of or relating to this Escrow Agreement, the Escrow Agent shall not be required to determine the same and need not make any delivery of the Escrow concerned or any portion thereof but may retain the same until the rights of the parties to the dispute shall have been finally determined be agreement or by final judgment of a court of competent jurisdiction after all appeals have been finally determined or the time for further appeals has expired without an appeal having been made). The Escrow Agent shall deliver that portion of the Escrow concerned covered by such agreement or final order within five days after the Escrow Agent has received a copy thereof. The Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received written notice from the Buyer or the Company that such controversy has arisen which refers specifically to this Agreement and identifies the adverse claimants to the controversy.

     2.3. No Other Disbursements. No portion of the Escrow monies shall be disbursed or otherwise transferred except in accordance with Article 2, Section
4.3 and Section 5.1(b) hereof. Without limiting the foregoing, neither Escrow Agent nor Buyer shall be entitled to any right of offset against the Escrow or otherwise entitled to receive any portion of the Escrow monies.


                                   ARTICLE 3.
                                  ESCROW AGENT

     The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions which the parties to this Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent:


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          (a) it shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any cash, investments or other amounts deposited with or held by it;

          (b) it shall be protected in acting upon any written notice, certificate, instruction, request or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (c) it shall not be liable for any act done hereunder except in the case of its gross negligence, willful misconduct or bad faith.

          (d) it shall not be obligated or permitted to investigate the correctness or accuracy of any statement made in the certificate presented pursuant to Section 2 or to require documentation or evidence substantiating any such certificate; and

          (e) it shall have no duties as Escrow Agent except those which are expressly set forth herein, and in any modification or amendment hereof; provided, however, that no such modification or amendment hereof shall affect its duties unless it shall have given its written consent thereto

                                   ARTICLE 4.
                                   TERMINATION

     4.1. Termination Events. This Agreement shall terminate on the earlier of
(i) the date on which all monies held in escrow hereunder have been disbursed in accordance with the terms and conditions of this Agreement, and (ii) any other date agreed to by the Buyer and the Company. The Escrow Agent shall be entitled to assume that no claim is pending under Article 2 of this Agreement unless the Escrow Agent shall have received from the Buyer and the Company written notice of such claim.

     4.2. Termination of Each Escrow Account. The Escrow shall terminate when the monies therein are paid out in full as provided in Section 2.1.

     4.3. Return of Moneys Held Upon Termination Event. In the event of a termination event described in clause (ii) of Section 4.1, all investments and moneys then held in each Escrow Account shall be disbursed to the Company.

                                   ARTICLE 5.
                                  MISCELLANEOUS

     5.1. (a) Indemnification of Escrow Agent. The Company agrees to indemnify the Escrow Agent for, and to hold it harmless against, any loss incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or


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


duties hereunder. This indemnification shall not apply to any direct claim against the Escrow Agent by the Company alleging a breach of this Agreement.

          (b) In the event of any dispute as to the nature of the rights or obligations of Buyer, Company or Escrow Agent hereunder, the Escrow Agent may at any time or from time to time interplead, deposit and/or pay all or any part of the Escrow Funds with or to a court of competent jurisdiction in Reston, Virginia (including the nearest federal courts thereto) in accordance with the procedural rules thereof. The Escrow Agent shall give notice of such action to the Company and the Buyer. Upon such interpleader, deposit or payment, the Escrow Agent shall be immediately and automatically be relieved and discharged from all further obligations and responsibilities hereunder, including the decision to interplead, deposit or pay such funds.

     5.2. Amendments. This Agreement may be modified or amended only by a written instrument executed by each of the parties hereto.

     5.3. Notices. All communications required or permitted to be given under this Agreement to any party hereto shall be sent by first class mail or telecopy to such party at the address, except in the case of the Escrow Agent, of such party set forth in the Purchase Agreement and, in the case of the Escrow Agent, at 12007 Sunrise Valley Drive, Suite 460, Reston, VA 22091

     5.4. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that the Escrow Agent shall not assign its duties under this Agreement.

     5.5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     5.6. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            SYQUEST TECHNOLOGY, INC.


                                            By: /s/ Edwin L. Harper
                                                -------------------------------
                                                Name: Edwin L. Harper
                                                Title: President & CEO


                                            GFL PERFORMANCE FUND LTD.


                                            By: /s/ A.P. de Groot
                                                -------------------------------
                                                Name: A.P. de Groot
                                                Title: President


                                            GFL ADVANTAGE FUND LTD.


                                            By: /s/ A.P. de Groot
                                                -------------------------------
                                                Name: A.P. de Groot
                                                Title: President


                                            GFL PORTFOLIO B


                                            By:/s/ A.P. de Groot
                                               --------------------------------
                                               Name: A.P. de Groot
                                               Title: President


                                            ODTAA, INC.


                                            By: /s/
                                                -------------------------------
                                                Name:
                                                Title: President


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                                    EXHIBIT A
                                  CERTIFICATION


     Reference is made to the Escrow Agreement dated June 7, 1996 by and among GFL Performance Fund Ltd., GFL Advantage Fund Ltd., GFL Portfolio B, SyQuest Technology, Inc. and ODTAA, Inc. (the "Escrow Agreement"). All terms not otherwise defined herein shall have the meanings attributed to them in the Escrow Agreement.

     The undersigned hereby certifies to the Escrow Agent that the attached request for disbursement from the Escrow has been duly authorized by the Company and that the proceeds from the disbursement requested therein by the Company shall be used by the Company solely for the Company's operating expenses (including payments for goods delivered, services rendered, and payroll ) incurred after the date of the Escrow Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Certification as this ____ day of ___________, 199__.


                                     -------------------------------------------
                                     Name:
                                     Title:
                                     SyQuest Technology, Inc.



                                Exhibit A-Page 1